UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): October 27, 2005

Gregg Appliances, Inc.

(Exact name of Registrant as Specified in its Charter)

Commission File Number: 333-126486

Indiana	35-1049508
(State of Other Jurisdiction Of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4151 East 96th Street

Indianapolis, IN 46240

(Address of Principal Executive Offices, Including Zip Code)

(317) 848-8710

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On November 1, 2005, Gregg Appliances, Inc. (the “Company”) announced that the Company has assigned all product service obligations under its extended service plans (ESPs) to General Electric Company (GE). The press release announcing the agreement is attached hereto as Exhibit 99.1.

Under the terms of the agreement between the Company and GE, GE will assume all obligations for the Company’s ESPs as of September 15, 2005. The Company will pay GE approximately $21.5 million for GE’s assumption of these obligations by November 15, 2005. Going forward, GE will be the obligor on all ESPs sold by hhgregg. The agreement with GE is attached hereto as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description
10.1	Amendment No. 2 to Major Appliance & Direct Marketing Agreement between Gregg Appliances, Inc. and General Electric Company.

99.1	Press release of Gregg Appliances, Inc. dated November 1, 2005.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized on.

GREGG APPLIANCES, INC.

By:	/s/ Michael D. Stout
Michael D. Stout
Chief Administrative Officer

Date: November 1, 2005